UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 11, 2006
GNC CORPORATION
GENERAL NUTRITION CENTERS, INC.
(Exact name of registrants as specified in their charters)

Delaware	333-116040	72-1575170
Delaware	333-114502	72-1575168
(State or other jurisdictions of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrants’ telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     General Nutrition Centers, Inc. (“Centers”), a wholly owned subsidiary of GNC Corporation (“GNC”), entered into an Employment Agreement with Alan Schlesinger on April 11, 2006, to be effective as of April 17, 2006 (the “Schlesinger Employment Agreement”), in connection with the appointment of Mr. Schlesinger as Executive Vice President and Chief Merchandising Officer of Centers and of GNC. See the disclosure under Item 5.02(c) of this report, which is incorporated herein by reference.
     The Schlesinger Employment Agreement provides for an employment term up to March 31, 2008, with automatic annual one-year renewals thereafter subject to notice of nonrenewal by Centers or Mr. Schlesinger not less than 30 days prior to the end of the applicable employment period. The Schlesinger Employment Agreement provides for an annual base salary of $275,000, with annual bonuses in an amount to be determined by Centers’ board of directors or compensation committee in the exercise of its sole discretion for the applicable year. For 2006, Mr. Schlesinger’s target annual bonus is 40% of his base salary with a maximum of 100% of his base salary if Centers meets or exceeds the annual goals determined by Centers’ board of directors or compensation committee for 2006, provided that any annual bonus payable for 2006 shall be prorated based on the period employed in 2006. Mr. Schlesinger is also entitled to certain fringe benefits as set forth in the Schlesinger Employment Agreement.
     Upon Mr. Schlesinger’s death or disability, his estate or personal representatives will be entitled to receive his base salary for the remainder of his employment period, without reduction for any benefits paid upon Mr. Schlesinger’s death under any Centers’ company life insurance policy. Subject to the discretion of Centers’ board of directors, Mr. Schlesinger’s estate or personal representatives will also be entitled to receive a pro rata bonus for the year in which his employment terminates due to his death or disability. In the event of a termination of Mr. Schlesinger’s employment without cause or for good reason (each as defined in the Schlesinger Employment Agreement), he will be entitled to receive his base salary for the remainder of his employment period. Subject to the discretion of Centers’ board of directors, he will also be entitled to a pro rata bonus for the year in which he is terminated. If such termination occurs upon or within six months following a change of control (as defined in the Schlesinger Employment Agreement), Mr. Schlesinger will be entitled to receive his base salary for the greater of the remaining term or a two-year period following the date of termination.
     A copy of the Schlesinger Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     As contemplated in the Schlesinger Employment Agreement, on April 17, 2006, Mr. Schlesinger will receive a non-qualified stock option pursuant to GNC’s 2003 Omnibus Stock Incentive Plan to purchase 100,000 shares of GNC common stock at an exercise price equal to not less than the fair market value per share, which is expected to be $9.77. The option has a term of seven years and will vest and become exercisable in four equal installments on each anniversary of the date of grant, subject to Mr. Schlesinger’s continued employment with Centers.
Item 1.02 Termination of a Material Definitive Agreement.
     Robert Homler resigned as Executive Vice President and Chief Operating Officer of Centers and of GNC on April 11, 2006, effective as of April 17, 2006. See the disclosure under Item 5.02(b) of this report, which is incorporated herein by reference.
     Centers entered into a new Employment Agreement with Mr. Homler on April 11, 2006, to be effective as of April 17, 2006 (the “New Homler Employment Agreement”), for Mr. Homler to serve as Merchandising Counselor for Centers. As of its effective date, the New Homler Employment Agreement will supersede Mr. Homler’s existing Employment Agreement dated as of January 11, 2006, and effective as of December 16, 2005, by and between Centers and Mr. Homler (the “Previous Homler Employment Agreement”), thus effectively terminating the Previous Homler Employment Agreement. The New Homler Employment Agreement provides for an annual base salary of $50,000 and certain fringe benefits for Mr. Homler, and otherwise contains substantially the same terms and conditions as the Previous Homler Employment Agreement. As in the Previous Homler Employment Agreement, Mr. Homler is eligible for annual bonuses on a basis and in an amount to be determined by Centers’ board of directors or compensation committee in the exercise of its discretion for the applicable year. For 2006, Mr.

Homler will be eligible to receive an annual bonus determined on a basis and in an amount consistent with the Previous Homler Employment Agreement based on Mr. Homler’s prior position as Executive Vice President and Chief Operating Officer and his previous annual base salary of $350,000.
     A copy of the Previous Homler Employment Agreement was filed with the SEC as Exhibit 10.2 to the Current Report on Form 8-K/A (Amendment No. 1) of GNC filed with the SEC on January 13, 2006 and is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) Robert Homler has resigned as Executive Vice President and Chief Operating Officer of the Company effective as of April 17, 2006. A press release announcing the resignation is attached to this report as Exhibit 99.1 and incorporated herein by reference.
     (c) Alan Schlesinger was appointed to serve as Executive Vice President and Chief Merchandising Officer of Centers and of GNC effective as of April 17, 2006. A press release announcing the appointment is attached to this report as Exhibit 99.1 and incorporated herein by reference.
     Mr. Schlesinger is a veteran of over 35 years in the retail industry, having served in senior level merchandising and marketing positions for several leading national retailers. For the last two and a half years, Mr. Schlesinger has operated his own business as a retail consultant, with Apollo Management, L.P. and its affiliates (“Apollo”) having been one of his significant clients. The controlling stockholder of GNC is an affiliate of Apollo. From 2000 to 2003, Mr. Schlesinger served as Chief Merchandising Officer of publicly traded Value City Department Stores, Inc. and President and Chief Executive Officer of the Value City subsidiary that operated Filene’s Basement, Inc. Prior to that time, he was Chief Executive Officer of Lamonts Apparel, Inc. of Kirkland, Washington and held senior management positions with The May Department Stores Company and Ross Stores, Inc. These positions followed an almost 20-year career with Macy’s, where he rose to Senior Vice President.
     Centers has entered into an Employment Agreement with Mr. Schlesinger. See the disclosure under Item 1.01 of this report, which is incorporated herein by reference.
     Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
10.1	Employment Agreement, dated April 11, 2006, by and between General Nutrition Centers, Inc. and Alan Schlesinger.
99.1	Press Release of GNC Corporation, dated April 10, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated: April 17, 2006

GNC CORPORATION GENERAL NUTRITION CENTERS, INC. (Registrants)

By:	/s/ Curtis J. Larrimer

Name:	Curtis J. Larrimer
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated April 11, 2006, by and between General Nutrition Centers, Inc. and Alan Schlesinger.

99.1	Press Release of GNC Corporation, dated April 10, 2006.